UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Mr. Timothy Leiweke was appointed to the Board of Directors (the “Board”) of Pandora Media, Inc. (the “Company”). In connection with Mr. Leiweke’s election, the Board increased the size of the Board to nine directors, and Mr. Leiweke joined the Board as a new Class I director. Mr. Leiweke will stand for re-election to the Board at the Company’s 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”).

Mr. Leiweke has not yet been appointed to any committee of the Board.

Neither Mr. Robert Kavner nor Mr. David Sze will stand for re-election to the Board following the end of their current terms at the Company’s 2015 Annual Meeting.

The Company will nominate Mr. Roger Faxon for election as a Class I director at the 2015 Annual Meeting, along with Mr. Leiweke.

Mr. Leiweke will receive compensation consistent with amounts paid to the Company’s other non-employee directors, which currently includes annual cash compensation of $40,000. The Board approved an equity grant of 14,304 restricted stock units ("RSUs") to Mr. Leiweke, which will vest in full on the earlier of June 4, 2016 or the date of the 2016 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: April 20, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary